Exhibit 23.2
Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
Peter J. Benson*
Michael L. Noyes
R. Scott Van Vooren*
Thomas D. Waterman*
John D. Telleen*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Jeffrey W. Paul*
Theodore F. Olt III*
Cameron A. Davidson*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*
Troy D. Venner*
Courtney M. Kay-Decker*
220 North Main Street, Suite 600 Davenport, Iowa 52801-1987 Telephone (563) 324-3246 Fax (563) 324-1616 Writer’s Direct Dial: (563) 333-6624 E-Mail Address: rdavidson@l-wlaw.com April 22, 2010
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Stacey L. Hall*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Eric J. Long*
Rian D. Waterman

Registered Patent Attorneys
Kathryn E. Cox
April A. Marshall*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*

   *Also Admitted in Illinois

224 18th Street, Suite 500
Rock Island, Illinois 61201-8739
Telephone (309) 786-1600
Fax (309) 786-1794

Consent of Lane & Waterman LLP

We consent to the use of our tax opinion dated as of April 22, 2010, addressed to John Deere Capital Corporation, John Deere Receivables, Inc., BNY Mellon Trust Of Delaware and U.S. Bank National Association for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2010, dated as of April 22, 2010.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP